Exhibit 10.2

SECURITY AND PLEDGE AGREEMENT

This SECURITY AND PLEDGE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of May 22, 2014, between FABRINET, an exempted company incorporated with limited liability in the Cayman Islands (the “Grantor”) and BANK OF AMERICA, N.A., in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties.

PRELIMINARY STATEMENTS:

WHEREAS, pursuant to that certain Credit Agreement, dated as of the date hereof (as amended, modified, extended, restated, renewed, replaced, or supplemented from time to time, the “Credit Agreement”) among the Grantor, the Guarantors, the Lenders party thereto and the Administrative Agent, the Lenders have agreed to make Loans upon the terms and subject to the conditions set forth therein; and

WHEREAS, this Agreement is required by the terms of the Credit Agreement.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions.

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including the Loan Documents and any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, modified, extended, restated, replaced or supplemented from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used herein, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references in this Agreement to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, this Agreement unless otherwise specified, (v) any reference to any law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (vii) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including;” and (viii) section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(b) Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto (i) in the Credit Agreement and (ii) in the UCC, as applicable.

(c) In addition, the following terms shall have the meanings set forth below:

“Assignment of Claims Act” means the Assignment of Claims Act of 1940 (41 U.S.C. Section 15, 31 U.S.C. Section 3737, and 31 U.S.C. Section 3727), including all amendments thereto and regulations promulgated thereunder.

“Collateral” has the meaning provided in Section 2 hereof.

“Control” means the manner in which “control” is achieved under the UCC with respect to any Collateral for which the UCC specifies a method of achieving “control”.

“Excluded Account” means any zero balance account, payroll account, withholding or trust account, tax account, escrow or other fiduciary account or cash collateral account.

“Excluded Assets” has the meaning provided in Section 2 hereof.

“Government Contract” means a contract between the Grantor and an agency, department or instrumentality of the United States or any state, municipal or local Governmental Authority located in the United States or all obligations of any such Governmental Authority arising under any Account now or hereafter owing by any such Governmental Authority, as Account Debtor, to the Grantor.

“Issuer” means the issuer of any Pledged Equity.

“Pledged Equity” means 100% of the issued and outstanding Equity Interests of each Subsidiary directly owned by the Grantor (other than, subject to Section 6.18(b) of the Credit Agreement, Fabrinet Sweden), including the Equity Interests of the Subsidiaries owned by the Grantor as set forth on Schedule 5.20(c) to the Disclosure Letter (as updated from time to time in accordance with the Credit Agreement), in each case together with the certificates (or other agreements or instruments), if any, representing such shares or other Equity Interests, and all options and other rights, contractual or otherwise, with respect thereto, including, but not limited to, the following:

(i) all Equity Interests representing a dividend thereon, or representing a distribution or return of capital upon or in respect thereof, or resulting from a share or other stock split, revision, reclassification or other exchange therefor, and any subscriptions, warrants, rights and options issued to the holder thereof, or otherwise in respect thereof; and

(ii) in the event of any consolidation or merger involving any Issuer and in which such Issuer is not the surviving Person, all shares of each class of the Equity Interests of the successor Person formed by or resulting from such consolidation or merger, to the extent that such successor Person is a direct Subsidiary of the Grantor.

“Receivables” has the meaning provided in Section 2 hereof.

“REPO Fund Assets” means that certain Investment Property held in the Viaduct Invest FCP-SIF-USD Evergreen 35 Repo Fund, a Luxembourg fonds commun de placement – fonds d’investissement spécialisé (an unincorporated joint ownership of assets – specialized investment fund).

2.	Grant of Security Interest in the Collateral.

To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Secured Obligations, the Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in, and a right to set off against, any and all right, title and interest of the Grantor in and to all of the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”): (a) all Accounts and all Supporting Obligations, Chattel Paper (including Electronic Chattel Paper and Tangible Chattel Paper), Instruments and Letter-of-Credit Rights in respect thereof or relating thereto (collectively, “Receivables”); (b) all cash, currency and Cash Equivalents; (c) all Deposit Accounts; (d) all Pledged Equity; (e) all Securities Accounts and all Financial Assets maintained in such Securities Accounts; (f) all Investment Property, including without limitation all REPO Fund Assets; (g) all books and records pertaining to the Collateral; and (h) all Proceeds of any and all of the foregoing.

Notwithstanding anything to the contrary contained herein, the security interests granted under this Agreement shall not extend to: (i) any Receivable of the Grantor to the extent the grant of a security interest in such Receivable in the manner contemplated by this Agreement, under the terms thereof or under applicable Law, is prohibited and would result in the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise alter the Grantor’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both); provided, that (A) any such limitation described in the foregoing clause on the security interests granted hereunder shall only apply to the extent that any such prohibition or right to terminate or accelerate or alter the Grantor’s rights could not be rendered ineffective pursuant to the UCC or any other applicable Law (including Debtor Relief Laws) or principles of equity and (B) in the event of the termination or elimination of any such prohibition or right or the requirement for any consent contained in any applicable Law, Receivable, to the extent sufficient to permit any such item to become Collateral hereunder, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such Receivable shall be automatically and simultaneously granted hereunder and shall be included as Collateral hereunder; (ii) any Excluded Account; (iii) assets and personal property for which a pledge thereof or a security interest therein is prohibited by applicable Laws; or (iv) any minority interest in equity securities (other than REPO Fund Assets) or (v) upon the written request of the Grantor, assets to which the cost of obtaining a security interest or perfection thereof are excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby, as determined by the Administrative Agent in its reasonable discretion in consultation with the Grantor (collectively, the “Excluded Assets”)

The Grantor and the Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest created hereby in the Collateral constitutes continuing collateral security for all of the Secured Obligations, whether now existing or hereafter arising.

3.	Representations and Warranties.

The Grantor hereby represents and warrants to the Administrative Agent, for the benefit of the Secured Parties that:

(a) Ownership. The Grantor is the legal and beneficial owner of its Collateral and has the right to pledge, sell, assign and transfer the same. There exists no Adverse Claim with respect to the Pledged Equity of the Grantor.

(b) Security Interest/Priority. This Agreement creates a valid security interest in favor of the Administrative Agent, for the benefit of the Secured Parties, in the Collateral of the Grantor and, when properly perfected by filing, shall constitute a valid and perfected, first priority security interest in such Collateral (including all uncertificated Pledged Equity consisting of partnership or limited liability company interests that do not constitute Securities), to the extent such security interest can be perfected by filing under the UCC, free and clear of all Liens except for Permitted Liens. The Grantor has not authenticated any agreement authorizing any secured party thereunder to file a financing statement in the Collateral, except to perfect Permitted Liens. The taking possession by the Administrative Agent of the certificated securities (if any) evidencing the Pledged Equity and all other Instruments constituting Collateral will perfect and establish the first priority of the Administrative Agent’s security interest in all the Pledged Equity evidenced by such certificated securities and such Instruments. With respect to any Collateral consisting of a Deposit Account, Securities Entitlement or held in a Securities Account, upon execution and delivery by the Grantor, the applicable Securities Intermediary and the Administrative Agent of an agreement granting control to the Administrative Agent over such Collateral, the Administrative Agent shall have a valid and perfected, first priority security interest in such Collateral.

(c) Types of Collateral. None of the Collateral consists of, or is the Proceeds of, (i) As-Extracted Collateral, (ii) Consumer Goods, (iii) Farm Products, (iv) Manufactured Homes, (v) standing timber, (vi) an aircraft, airframe, aircraft engine or related property, (vii) an aircraft leasehold interest, (viii) a vessel or (ix) any other interest in or to any of the foregoing.

(d) Accounts. (i) Each Account of the Grantor and the papers and documents relating thereto are genuine and in all material respects what they purport to be, (ii) each Account arises out of (A) a bona fide sale of goods sold and delivered by the Grantor (or is in the process of being delivered) or (B) services theretofore actually rendered by the Grantor to, the account debtor named therein, (iii) each Account of the Grantor evidenced by any Instrument or Chattel Paper and having a face amount of $1,000,000 or more, to the extent requested by the Administrative Agent, has been endorsed over and delivered to, or submitted to the control of, the Administrative Agent, (iv) the right to receive payment under each Account is assignable and (v) no Account Debtor has any defense, set-off, claim or counterclaim against the Grantor that can be asserted against the Administrative Agent, whether in any proceeding to enforce the Administrative Agent’s rights in the Collateral otherwise, except defenses, setoffs, claims or counterclaims that are not, in the aggregate, material to the value of the Accounts (taken as a whole).

(e) Authorization of Pledged Equity. All Pledged Equity (i) is duly authorized and validly issued, (ii) is fully paid and, to the extent applicable, nonassessable and is not subject to the preemptive rights of any Person, (iii) is beneficially owned as of record by the Grantor and (iv) constitutes all the issued and outstanding shares or other Equity Interests of all classes of the equity of such Issuer issued to the Grantor, other than director’s qualifying shares.

(f) No Other Equity Interests, Instruments, Etc. As of the Closing Date, (i) the Grantor owns no certificated Equity Interests in any Subsidiary that are required to be pledged and delivered to the Administrative Agent hereunder except as set forth on Schedule 5.20(c) of the Disclosure Letter (as updated from time to time in accordance with the Credit Agreement), and (ii) the Grantor holds no Instruments or Tangible Chattel Paper required to be pledged and delivered to the Administrative Agent pursuant to Section 4(c)(i) of this Agreement other than as set forth on Schedule 5.20(c) of the Disclosure Schedule (as updated from time to time in accordance with the Credit Agreement). All such certificated securities, Instruments and Tangible Chattel Paper have been delivered to the Administrative Agent to the extent requested by the Administrative Agent; provided, that unless an Event of Default has occurred and is continuing and the Administrative Agent has requested such delivery, Grantor shall not be required to deliver to the Administrative Agent the certificate or certificates evidencing the Equity Interests of Fabrinet Pte., Ltd., a company formed under the laws of Singapore.

(g) Partnership and Limited Liability Company Interests. Except as previously disclosed to the Administrative Agent, none of the Collateral consisting of an interest in a partnership or a limited liability company (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (iii) is an Investment Company Security, (iv) is held in a Securities Account or (v) constitutes a Security or a Financial Asset.

(h) Consents; Etc. No approval, consent, exemption, authorization or other action by, notice to, or filing with, any Governmental Authority or any other Person (including, without limitation, any stockholder, member or creditor of the Grantor), is necessary or required for (i) the grant by the Grantor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this

Agreement by the Grantor, (ii) the perfection of such security interest (to the extent such security interest can be perfected by filing under the UCC, the granting of control (to the extent required under Section 4(c) hereof) or otherwise) or (iii) the exercise by the Administrative Agent or the Secured Parties of the rights and remedies provided for in this Agreement (including, without limitation, as against any Issuer), except in each case for (A) the filing or recording of UCC financing statements or other filings under the Assignment of Claims Act, (B) entering into such agreements as may be necessary to obtain control or otherwise to perfect the Liens created by this Agreement (to the extent required under Section 4(c) hereof) and such notices as may be required under such agreements, (C) such actions as may be required by Laws affecting the offering and sale of securities, (D) such actions as may be required by applicable foreign Laws affecting the pledge or other security of the Pledged Equity of Foreign Subsidiaries, and (E) consents, authorizations, filings or other actions which have been obtained or made.

4.	Covenants.

The Grantor covenants that until the Facility Termination Date, that the Grantor shall:

(a) Maintenance of Perfected Security Interest; Further Information.

(i) Maintain the security interest created by this Agreement as a first priority perfected security interest (subject only to Permitted Liens) and shall defend such security interest against the claims and demands of all Persons whomsoever (other than the holders of Permitted Liens).

(ii) Maintain the register of mortgages and charges of the Grantor in the Cayman Islands as complete and accurate to reflect the security created by this Agreement.

(iii) From time to time furnish to the Administrative Agent upon the Administrative Agent’s or any Lender’s reasonable request, statements and schedules further identifying and describing the Collateral and such other reports in connection therewith as the Administrative Agent or such Lender may reasonably request, all in reasonable detail.

(b) Required Notifications. The Grantor shall promptly notify the Administrative Agent, in writing, of: (i) any Lien (other than Permitted Liens) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder and (ii) the occurrence of any other event which could reasonably be expected to have a material impairment on the security interests created hereby.

(c) Perfection through Possession and Control.

(i) If any amount payable in excess of $1,000,000 under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Tangible Chattel Paper or Supporting Obligation, ensure that such Instrument, Tangible Chattel Paper or Supporting Obligation is either in the possession of the Grantor at all times or, if requested by the Administrative Agent to perfect its security interest in such Collateral, is delivered to the Administrative Agent duly endorsed in a manner reasonably satisfactory to the Administrative Agent. The Grantor shall ensure that any Collateral consisting of Tangible Chattel Paper is marked with a legend reasonably acceptable to the Administrative Agent indicating the Administrative Agent’s security interest in such Tangible Chattel Paper.

(ii) Deliver to the Administrative Agent promptly upon the receipt thereof by or on behalf of the Grantor, all Collateral constituting Certificated Securities or Pledged Equity (including all original certificates and instruments); provided, that unless an Event of Default has occurred and is continuing and the Administrative Agent has requested such delivery, Grantor shall not be required to deliver to the Administrative Agent the certificate or certificates evidencing the Equity Interests of Fabrinet Pte., Ltd., a company formed under the laws of Singapore. Prior to delivery to the Administrative Agent, all such certificates constituting Pledged Equity shall be held in trust by the Grantor for the benefit of the Administrative Agent pursuant hereto. All such certificates representing Pledged Equity shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, substantially in the form provided in Exhibit A hereto or other form customary under applicable Law or reasonably acceptable to the Administrative Agent.

(iii) On or before the Effective Date, if any Collateral shall consist of Deposit Accounts, Electronic Chattel Paper, Letter-of-Credit Rights, Securities Accounts or uncertificated Investment Property, execute and deliver (and, with respect to any Collateral consisting of a Securities Account or uncertificated Investment Property, cause the Securities Intermediary or issuer, as applicable with respect to such Investment Property, to execute and deliver) to the Administrative Agent all control agreements, assignments, instruments or other documents as reasonably requested by the Administrative Agent for the purposes of obtaining and maintaining Control of such Collateral. If any Collateral shall consist of Deposit Accounts or Securities Accounts, comply with Section 6.14 of the Credit Agreement.

(d) Filing of Financing Statements, Notices, etc. The Grantor shall execute and deliver to the Administrative Agent and/or file such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Administrative Agent may reasonably request) and do all such other things as the Administrative Agent may reasonably deem necessary or appropriate (i) to assure to the Administrative Agent its security interest hereunder, including such instruments as the Administrative Agent may from time to time reasonably request in order to perfect and maintain the security interest granted hereunder in accordance with the UCC, including, without limitation, financing statements (including continuation statements), (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Administrative Agent of its rights and interests hereunder. Furthermore, the Grantor also hereby irrevocably makes, constitutes and appoints the Administrative Agent, its nominee or any other person whom the Administrative Agent may designate, as the Grantor’s attorney in fact with full power and for the limited purpose to prepare and file (and, to the extent applicable, sign) in the name of the Grantor any financing statements, or amendments and supplements to financing statements, renewal financing statements, notices or any similar documents which in the Administrative Agent’s reasonable discretion would be necessary or appropriate in order to perfect and maintain perfection of the security interest granted hereunder, such power, being coupled with an interest, being and remaining irrevocable until the Facility Termination Date. The Grantor hereby agrees that a carbon, photographic or other reproduction of this Agreement or any such financing statement may be filed by the Administrative Agent without notice thereof to the Grantor wherever the Administrative Agent may in its sole discretion desire to file the same.

(e) Treatment of Accounts. Not grant or extend the time for payment of any Account, or compromise or settle any Account for less than the full amount thereof, or release any person or property, in whole or in part, from payment thereof, or amend, supplement or modify any Account in any manner that could reasonably be likely to materially adversely affect the value thereof, or allow any credit or discount thereon, other than as normal and customary in the ordinary course of the Grantor’s business or as the Grantor deems appropriate in its reasonable business judgment. The Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of any Account.

(f) Books and Records. Mark its books and records (and shall cause the Issuer of the Pledged Equity of the Grantor to mark its books and records) to reflect the security interest granted pursuant to this Agreement.

(g) [Reserved].

(h) Acquisition of Equity Interests in Partnerships or Limited Liability Companies.

(i) Not without executing and delivering, or causing to be executed and delivered, to the Administrative Agent such agreements, documents and instruments as the Administrative Agent may reasonably require, acquire any Pledged Equity consisting of an interest in a partnership or a limited liability company that (A) is dealt in or traded on a securities exchange or in a securities market, (B) by its terms expressly provides that it is a Security governed by Article 8 of the UCC, (C) is an investment company security, (D) is held in a Securities Account or (E) constitutes a Security or a Financial Asset.

(ii) Without the prior written consent of the Administrative Agent, the Grantor will not (A) vote to enable, or take any other action to permit, any applicable Issuer to issue any Investment Property or Equity Interests constituting partnership or limited liability company interests, except for those additional Investment Property or Equity Interests constituting partnership or limited liability company interests that will be subject to the security interest granted herein in favor of the Secured Parties and except for director’s qualifying shares, or (B) enter into any agreement or undertaking, except in connection with a Disposition permitted under Section 7.05 of the Credit Agreement or restrictions permitted under Section 7.09 of the Credit Agreement, restricting the right or ability of the Grantor or the Administrative Agent to sell, assign or transfer any Investment Property constituting Collateral or Pledged Equity or Proceeds thereof. The Grantor will defend the right, title and interest of the Administrative Agent in and to any Investment Property constituting Collateral and Pledged Equity against the claims and demands of all Persons whomsoever.

(iii) If the Grantor shall become entitled to receive or shall receive any Certificated Securities (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the ownership interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any Investment Property constituting Collateral, or otherwise in respect thereof, the Grantor shall accept the same as the agent of the Secured Parties, hold the same in trust for the Secured Parties, and promptly deliver the same to the Administrative Agent, on behalf of the Secured Parties, in accordance with the terms hereof.

(i) Government Contracts. Promptly notify the Administrative Agent, in writing, if it enters into any contract with a Governmental Authority under which such Governmental Authority, as account debtor, owes a monetary obligation to the Grantor under any Account.

(j) Further Assurances. Promptly upon the request of the Administrative Agent and at the sole expense of the Grantor, duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (A) with respect to Government Contracts, assignment agreements and notices of assignment, in form and substance reasonably satisfactory to the Administrative Agent, duly executed by the Grantor in compliance with the Assignment of Claims Act (or analogous state applicable Law), and (B) all applications, certificates, instruments, registration statements, and all other documents and papers the Administrative Agent may reasonably request and as may be required by Law in connection with the obtaining of any consent, approval, registration, qualification, or authorization of any Person deemed necessary or appropriate for the effective exercise of any rights under this Agreement; provided that the Grantor shall not be required to take any action to perfect a security interest in any Collateral that the Administrative Agent reasonably determines in its sole discretion that the costs and burdens to the Grantor of perfecting a security interest in such Collateral (including any applicable stamp, intangibles or other taxes) are excessive in relation to value to the Lenders afforded thereby.

5.	Authorization to File Financing Statements.

The Grantor hereby authorizes the Administrative Agent to prepare and file such financing statements (including continuation statements) or amendments thereof or supplements thereto or other instruments as the Administrative Agent may from time to time deem necessary or appropriate in order to perfect and maintain the security interest granted hereunder in accordance with the UCC, which such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of Collateral that describes such property in any other manner as the Administrative Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted herein.

6.	Advances.

On failure of the Grantor to perform any of the covenants and agreements contained herein or in any other Loan Document, the Administrative Agent may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures which the Administrative Agent may make for the protection of the security hereof or which may be compelled to make by operation of Law. All such reasonable and documented sums and amounts so expended shall be repayable by the Grantor promptly upon timely notice thereof and demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date said amounts are expended at the Default Rate. No such performance of any covenant or agreement by the Administrative Agent on behalf of the Grantor, and no such advance or expenditure therefor, shall relieve the Grantor of any Default or Event of Default. The Administrative Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by the Grantor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP (to the extent required thereby).

7.	Remedies.

(a) General Remedies. Upon the occurrence of an Event of Default and during continuation thereof, the Administrative Agent on behalf of the Secured Parties shall have, in addition to the rights and remedies provided herein, in the Loan Documents, in any other documents relating to the Secured Obligations, or by any applicable Law (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the UCC of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, the Administrative Agent may, with or without judicial process or the aid and assistance of others, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Grantor, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Grantor to assemble and make available to the Administrative Agent at the expense of the Grantor any Collateral at any place and time designated by the Administrative Agent which is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which the Grantor hereby waives to the fullest extent permitted by Law, at any place and time or times, sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels any or all Collateral held by or for it at public or private sale (which in the case of a private sale of Pledged Equity, shall be to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof and shall be made in compliance with applicable securities Laws), at any exchange or broker’s board or elsewhere, by one or more contracts, in one or more parcels, for money, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). The Grantor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner and, in the case of a sale of Pledged Equity, that the Administrative Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the Issuer of such securities to register such securities for public sale under the Securities Act. The Administrative Agent or any other Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by applicable Law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold. Neither the Administrative Agent’s compliance with applicable Law nor its disclaimer of warranties relating to the Collateral shall be considered to adversely affect the commercial reasonableness of any sale. To the extent the rights of notice cannot be legally waived hereunder, the Grantor agrees that any requirement of reasonable notice shall be met if such notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Borrower in accordance with the notice provisions of Section 11.02 of the Credit Agreement at least ten (10) days before the time of sale or other event giving rise to the requirement of such notice. The Grantor further acknowledges and agrees that any offer to sell any Pledged Equity which has been (A) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act), or (B) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and the Administrative Agent may, in such event, bid for the purchase of such securities. The Administrative Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by applicable Law, any Secured Party may be a purchaser at any such sale. To the extent permitted by applicable Law, the Grantor hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable Law, the Administrative Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by Law, be made at the time and place to which the sale was postponed, or the Administrative Agent may further postpone such sale by announcement made at such time and place. To the extent permitted by applicable Law, the Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Secured Party arising out of the exercise by them of any rights hereunder except to the extent any such claims, damages or demands result solely from the gross negligence or willful misconduct of the Administrative Agent or any other Secured Party as determined by a final non-appealable judgment of a court of competent jurisdiction, in each case against whom such claim is asserted. The Grantor agrees that the internet shall constitute a “place” for purposes of Section 9-610(b) of the UCC and that any sale of Collateral to a licensor pursuant to the terms of a license agreement between such licensor and the Grantor is sufficient to constitute a commercially reasonable sale (including as to method, terms, manner, and time) within the meaning of Section 9-610 of the UCC.

(b) Remedies Relating to Accounts.

(i) During the continuation of an Event of Default, whether or not the Administrative Agent has exercised any or all of its rights and remedies hereunder, (A) the Grantor shall notify (such notice to be in form and substance satisfactory to the Administrative Agent) its Account Debtors subject to a security interest hereunder that such Accounts have been assigned to the Administrative Agent, for the benefit of the Secured Parties and promptly upon request of the Administrative Agent, instruct all account debtors to remit all payments in respect of Accounts to a mailing location selected by the Administrative Agent and (B) the Administrative Agent shall have the right to enforce the Grantor’s rights against its customers and account debtors, and the Administrative Agent or its designee may notify the Grantor’s customers and account debtors that the Accounts of the Grantor have been assigned to the Administrative Agent or of the Administrative Agent’s security interest therein, and may (either in its own name or in the name of the Grantor or both) demand, collect (including without limitation by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Administrative Agent’s discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the Secured Parties in the Accounts.

(ii) The Grantor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Administrative Agent in accordance with the provisions hereof shall be solely for the Administrative Agent’s own convenience. Neither the Administrative Agent nor the Secured Parties shall have any liability or responsibility to the Grantor for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance.

(iii) During the continuation of an Event of Default, (A) the Administrative Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Grantor shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection with such test verifications, (B) upon the Administrative Agent’s request and at the expense of the Grantor, the Grantor shall cause independent public accountants or others reasonably satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts and (C) the Administrative Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Accounts.

(iv) Upon the request of the Administrative Agent, after the occurrence and during the continuation of an Event of Default, the Grantor shall forward to the Administrative Agent, on the last Business Day of each week, deposit slips related to all cash, money, checks or any other similar items of payment received by the Grantor during such week, and, if requested by the Administrative Agent, copies of such checks or any other similar items of payment, together with a statement showing the application of all payments on the Collateral during such week and a collection report with regard thereto, in form and substance satisfactory to the Administrative Agent.

(c) Deposit Accounts/Securities Accounts. Upon the occurrence of an Event of Default and during continuation thereof, the Administrative Agent may prevent withdrawals or other dispositions of funds in Deposit Accounts and Securities Accounts subject to control agreements or held with any Secured Party.

(d) Investment Property/Pledged Equity. Upon the occurrence of an Event of Default and during the continuation thereof: the Administrative Agent shall have the right to receive any and all cash dividends, payments or distributions made in respect of any Investment Property or Pledged Equity or other Proceeds paid in respect of any Investment Property or Pledged Equity, and any or all of any Investment Property or Pledged Equity may, at the option of the Administrative Agent, be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (i) all voting, corporate and other rights pertaining to any such Investment Property or Pledged Equity at any meeting of shareholders, partners or members of the relevant Issuers or otherwise and (ii) any and all rights of conversion, exchange, redemption, withdrawal and subscription and any other rights, privileges or options pertaining to such Investment Property or Pledged Equity as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property or Pledged Equity upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate, partnership or limited liability company structure of any Issuer or upon the exercise by the Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property or Pledged Equity, and in connection therewith, the right to deposit and deliver any and all of the Investment Property or Pledged Equity with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it; but the Administrative Agent shall have no duty to the Grantor to exercise any such right, privilege or option and the Administrative Agent and the other Secured Parties shall not be responsible for any failure to do so or delay in so doing. In furtherance thereof, the Grantor hereby authorizes and instructs each Issuer with respect to any Collateral consisting of Investment Property or Pledged Equity to (A) comply with any instruction received by it from the Administrative Agent in writing that (1) states that an Event of Default has occurred and is continuing and (2) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from the Grantor, and the Grantor agrees that each Issuer shall be fully protected in so complying following receipt of such notice and prior to notice that such Event of Default is no longer continuing, and (B) except as otherwise expressly permitted hereby, pay any dividends, distributions or other payments with respect to any Investment Property or Pledged Equity directly to the Administrative Agent. Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to this Section 7, the Grantor shall be permitted to receive all cash dividends, payments or other distributions made in respect of any Investment Property or Pledged Equity, to the extent such dividends, payments or distributions are permitted in the Credit Agreement, and to exercise all voting and other corporate, company and partnership rights with respect to any Investment Property or Pledged Equity to the extent not inconsistent with the terms of this Agreement and the other Loan Documents.

(e) [Reserved].

(f) Access. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuance thereof, the Administrative Agent shall have the right to enter and remain upon the various premises of the Grantor without cost or charge to the Administrative Agent, and use the same, together with materials, supplies, books and records of the Grantor for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, the Administrative Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral. If the Administrative Agent exercises its right to take possession of the Collateral, the Grantor shall also at its expense perform any and all other steps reasonably requested by the Administrative Agent to preserve and protect the security interest hereby granted in the Collateral, such as placing and maintaining signs indicating the security interest of the Administrative Agent, appointing overseers for the Collateral and maintaining inventory records.

(g) Nonexclusive Nature of Remedies. Failure by the Administrative Agent or the Secured Parties to exercise any right, remedy or option under this Agreement, any other Loan Document, any other document relating to the Secured Obligations, or as provided by Law, or any delay by the Administrative Agent or the Secured Parties in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Administrative Agent or the Secured Parties shall only be granted as provided herein. To the extent permitted by Law, neither the Administrative Agent, the Secured Parties, nor any party acting as attorney for the Administrative Agent or the Secured Parties, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder as determined by a final non-appealable judgment of a court of competent jurisdiction. The rights and remedies of the Administrative Agent and the Secured Parties under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Administrative Agent or the Secured Parties may have.

(h) Retention of Collateral. In addition to the rights and remedies hereunder, the Administrative Agent may, in compliance with Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable Law of the relevant jurisdiction, accept or retain the Collateral in satisfaction of the Secured Obligations. Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have retained any Collateral in satisfaction of any Secured Obligations for any reason.

(i) Waiver; Deficiency. The Grantor hereby waives, to the extent permitted by applicable Laws, all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable Laws in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the Secured Parties are legally entitled, the Grantor shall be jointly and severally liable for the deficiency, together with interest thereon at the Default Rate, together with the costs of collection and the reasonable and documented fees, charges and disbursements of counsel. Any surplus remaining after the full payment and satisfaction of the Secured Obligations shall be returned to the Grantor or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

(j) Registration Rights.

(i) If the Administrative Agent shall determine that in order to exercise its right to sell any or all of the Collateral it is necessary or advisable to have such Collateral registered under the provisions of the Securities Act (any such Collateral, the “Restricted Securities Collateral”), the Grantor will cause each applicable Issuer (and the officers and directors thereof) to (A) execute and deliver all such instruments and documents, and do or cause to be done all such other acts as may be, in the reasonable opinion of the Administrative Agent, necessary or advisable to register such Restricted Securities Collateral, or that portion thereof to be sold, under the provisions of the Securities Act, (B) use its commercially reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective until the earlier of the date that all securities registered thereunder have been sold and the date that is one year from the date of the first public offering of such Restricted Securities Collateral, or that portion thereof to be sold, and (C) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. In connection with the foregoing, the Grantor agrees to cause each applicable Issuer (and the officers and directors thereof) to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall designate and, if applicable, to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of the Securities Act.

(ii) The Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Restricted Securities Collateral valid and binding and in compliance with any and all other applicable Laws. The Grantor further agrees that a breach of any of the covenants contained in this Section 7 will cause irreparable injury to the Administrative Agent and the other Secured Parties, that the Administrative Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7 shall be specifically enforceable against the Grantor, and, to the extent permitted by Law, the Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

8. Rights of the Administrative Agent.

(a) Power of Attorney. In addition to other powers of attorney contained herein, the Grantor hereby designates and appoints the Administrative Agent, on behalf of the Secured Parties, and each of its designees or agents, as attorney-in-fact of the Grantor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of Default:

(i) to demand, collect, settle, compromise, adjust, give discharges and releases, all as the Administrative Agent may reasonably determine;

(ii) to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

(iii) to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate;

(iv) to receive, open and dispose of mail addressed to the Grantor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral of the Grantor on behalf of and in the name of the Grantor, or securing, or relating to such Collateral;

(v) to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services which have given rise thereto, as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes;

(vi) to adjust and settle claims under any insurance policy relating thereto;

(vii) to execute and deliver all assignments, conveyances, statements, financing statements, continuation financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may determine necessary in order to perfect and maintain the security interests and liens granted in this Agreement and in order to fully consummate all of the transactions contemplated herein;

(viii) to institute any foreclosure proceedings that the Administrative Agent may deem appropriate;

(ix) to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Collateral;

(x) to exchange any of the Pledged Equity or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the Issuer thereof and, in connection therewith, deposit any of the Pledged Equity with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Administrative Agent may reasonably deem appropriate;

(xi) to vote for a shareholder resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Pledged Equity into the name of the Administrative Agent or one or more of the Secured Parties or into the name of any transferee to whom the Pledged Equity or any part thereof may be sold pursuant to Section 7 hereof;

(xii) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

(xiii) to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; and

(xiv) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral;

(xv) do and perform all such other acts and things as the Administrative Agent may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable until the Facility Termination Date. The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Collateral and shall not impose any duty upon the Administrative Agent or any other Secured Party to exercise any such powers.

(b) Assignment by the Administrative Agent. The Administrative Agent may from time to time assign the Secured Obligations to a successor Administrative Agent appointed in accordance with the Credit Agreement, and such successor shall be entitled to all of the rights and remedies of the Administrative Agent under this Agreement in relation thereto.

(c) The Administrative Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Administrative Agent hereunder, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Grantor shall be responsible for preservation of all rights in the Collateral, and the Administrative Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Grantor. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. In the event of a public or private sale of Collateral pursuant to Section 7 hereof, the Administrative Agent shall have no responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (ii) taking any steps to clean, repair or otherwise prepare the Collateral for sale.

(d) Liability with Respect to Accounts. Anything herein to the contrary notwithstanding, the Grantor shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Administrative Agent nor any Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Secured Party of any payment relating to such Account pursuant hereto, nor shall the Administrative Agent or any Secured Party be obligated in any manner to perform any of the obligations of the Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(e) Releases of Collateral.

(i) If any Collateral shall be sold, transferred or otherwise disposed of by the Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of the Grantor, shall promptly execute and deliver to the Grantor all releases and other documents, and take such other action, reasonably necessary for the release of the Liens created hereby or by any other Collateral Document on such Collateral.

(ii) The Administrative Agent may release any of the Pledged Equity from this Agreement or may substitute any of the Pledged Equity for other Pledged Equity without altering, varying or diminishing in any way the force, effect, lien, pledge or security interest of this Agreement as to any Pledged Equity not expressly released or substituted, and this Agreement shall continue as a first priority lien on all Pledged Equity not expressly released or substituted.

9.	Application of Proceeds.

After the exercise of remedies provided for in Section 8.02 of the Credit Agreement (or after the Loans have automatically become immediately due and payable) any payments in respect of the Secured Obligations and any proceeds of the Collateral, when received by the Administrative Agent or any Secured Party in cash or Cash Equivalents will be applied in reduction of the Secured Obligations in the order set forth in the Credit Agreement.

10.	Continuing Agreement.

(a) This Agreement shall remain in full force and effect until the Facility Termination Date, at which time this Agreement shall be automatically terminated (other than obligations under this Agreement which expressly survive such termination) and the Administrative Agent shall, upon the request and at the expense of the Grantor, forthwith release all of its liens and security interests hereunder and shall execute and deliver all UCC termination statements and/or other documents reasonably requested by the Grantor evidencing such termination.

(b) This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Secured Party as a preference, fraudulent conveyance or otherwise under any Debtor Relief Law, all as though such payment had not been made; provided that in the event payment of all or any part of the Secured Obligations is rescinded or must be restored or returned, all reasonable and documented costs and expenses (including without limitation any reasonable and documented legal fees and disbursements) incurred by the Administrative Agent or any Secured Party in defending and enforcing such reinstatement shall be deemed to be included as a part of the Secured Obligations.

11.	Amendments; Waivers; Modifications, etc.

This Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 11.01 of the Credit Agreement.

12.	Successors in Interest.

This Agreement shall be binding upon the Grantor, its successors and assigns and shall inure, together with the rights and remedies of the Administrative Agent and the Secured Parties hereunder, to the benefit of the Administrative Agent and the Secured Parties and their successors and permitted assigns.

13.	Notices.

All notices required or permitted to be given under this Agreement shall be in conformance with Section 11.02 of the Credit Agreement.

14.	Counterparts; Integration; Effectiveness.

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document, or any certificate delivered thereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document or certificate. Without limiting the foregoing, to the extent a manually executed counterpart is not specifically required to be delivered under the terms of any Loan Document, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.

15.	Governing Law; Submission to Jurisdiction; Venue; WAIVER OF JURY TRIAL.

The terms of Sections 11.14 and 11.15 of the Credit Agreement with respect to governing law, submission to jurisdiction, venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

16.	Severability.

If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.

17.	Other Security.

To the extent that any of the Secured Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real property and securities owned by the Grantor), or by a guarantee, endorsement or property of any other Person, then the Administrative Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and during the continuance of any Event of Default, and the Administrative Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Administrative Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Secured Obligations or any of the rights of the Administrative Agent or the Secured Parties under this Agreement, under any other of the Loan Documents or under any other document relating to the Secured Obligations.

18.	Consent of Issuers of Pledged Equity.

Each Issuer hereby acknowledges, consents and agrees to the grant of the security interest in the Pledged Equity issued by such Issuer by the Grantor pursuant to this Agreement, together with all rights accompanying such security interest as provided by this Agreement and applicable Law, notwithstanding any anti-assignment provisions in any operating agreement, limited partnership agreement, articles and memorandum of association or incorporation or similar organizational or governance documents of such Issuer.

19.	Marshaling.

The Administrative Agent shall not be required to marshal any present or future collateral security (including but not limited to the Collateral) for, or other assurances of payment of, the Secured Obligations or any of them or to resort to such collateral security or other assurances of payment in any particular order, and all of its rights and remedies hereunder and in respect of such collateral security and other assurances of payment shall be cumulative and in addition to all other rights and remedies, however existing or arising. To the extent that it lawfully may, the Grantor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of the Administrative Agent’s rights and remedies under this Agreement or under any other instrument creating or evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and, to the extent that it lawfully may, the Grantor hereby irrevocably waives the benefits of all such laws.

20.	Injunctive Relief.

(a) The Grantor recognizes that, in the event the Grantor fails to perform, observe or discharge any of its obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to the Administrative Agent and the other Secured Parties. Therefore, the Grantor agrees that the Administrative Agent and the other Secured Parties, at the option of the Administrative Agent and the other Secured Parties, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

(b) The Administrative Agent, the other Secured Parties and the Grantor hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any dispute under this Agreement or any other Loan Document, whether such dispute is resolved through arbitration or judicially.

21.	Secured Parties.

Each Secured Party that is not a party to the Credit Agreement who obtains the benefit of this Agreement shall be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of the Credit Agreement, and with respect to the actions and omissions of the Administrative Agent hereunder or otherwise relating hereto that do or may affect such Secured Party, the Administrative Agent and each of its Affiliates shall be entitled to all of the rights, benefits and immunities conferred under Article IX of the Credit Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

GRANTOR:	FABRINET,
an exempted company incorporated with limited liability in the Cayman Islands

	By:	/s/ David T. Mitchell
	Name:	David T. Mitchell
	Title:	Chief Executive Officer

Accepted and agreed solely with respect to Section 18
ISSUERS:	FABRINET CO., LTD.,
a limited liability company incorporated under the laws of Thailand

	By:	/s/ Toh Seng Ng
	Name:	Toh Seng Ng
	Title:	Director

FABRINET CHINA HOLDINGS a limited liability company incorporated under the laws of Mauritius

	By:	/s/ Toh Seng Ng
	Name:	Toh Seng Ng
	Title:	Director

FABRINET USA, INC., a California corporation

	By:	/s/ Toh Seng Ng
	Name:	Toh Seng Ng
	Title:	President

FBN NEW JERSEY MANUFACTURING, INC., a Delaware corporation

	By:	/s/ Toh Seng Ng
	Name:	Toh Seng Ng
	Title:	President

SIGNATURE PAGE TO SECURITY AND PLEDGE AGREEMENT

FABRINET PTE. LTD., a limited liability company incorporated under the laws of Singapore

By:	/s/ Toh Seng Ng
Name:	Toh Seng Ng
Title:	Director

SIGNATURE PAGE TO SECURITY AND PLEDGE AGREEMENT

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.

	By:	/s/ Ronaldo Naval
	Name:	Ronaldo Naval
	Title:	Vice President

SIGNATURE PAGE TO SECURITY AND PLEDGE AGREEMENT

EXHIBIT A

[FORM OF]

IRREVOCABLE STOCK POWER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers to                     the following Equity Interests of [            ], a [            ]:

No. of Shares	Certificate No.

and irrevocably appoints                     its agent and attorney-in-fact to transfer all or any part of such Equity Interests and to take all necessary and appropriate action to effect any such transfer. The agent and attorney-in-fact may substitute and appoint one or more persons to act for him.

FABRINET

By:
Name:
Title: